                                                                      EXHIBIT 24

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Russo, Joseph Polizzotto and Jeffrey A. Welikson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Lehman Brothers Inc., for the fiscal year ended November 30, 2001, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: As of February 28, 2002

                      SIGNATURE                                   TITLE
                      ---------                                   -----
                                                       Chief Executive Officer and
              /s/ RICHARD S. FULD, JR.                   Chairman of the Board of
     -------------------------------------------         Directors
                Richard S. Fuld, Jr.                     (principal executive
                                                         officer)

                 /s/ DAVID GOLDFARB                    Chief Financial Officer
     -------------------------------------------         (principal financial and
                   David Goldfarb                        accounting officer)

                /s/ ROGER S. BERLIND
     -------------------------------------------       Director
                  Roger S. Berlind

              /s/ HOWARD L. CLARK, JR.
     -------------------------------------------       Director
                Howard L. Clark, Jr.

                 /s/ FREDERICK FRANK
     -------------------------------------------       Director
                   Frederick Frank

                /s/ HARVEY M. KRUEGER
     -------------------------------------------       Director
                  Harvey M. Krueger

              /s/ SHERMAN R. LEWIS, JR.
     -------------------------------------------       Director
                Sherman R. Lewis, Jr.